EXHIBIT 10.1

Transactions Relating to the Common Stock of the Issuer During the Past Sixty (60) Days

The following table sets forth all transactions relating to the Common Stock of the Issuer that were effected during the past sixty (60) days by the applicable Reporting Person.

Reporting Person Name	Date of Event	Type of Transaction	Number of Shares	Price Per Share	Footnote
FLSPF	5/6/2026	Sale	90,005	$26.7668	(1)
FLS X	5/6/2026	Sale	30,837	$26.7668	(1)
FLS XI	5/6/2026	Sale	10,490	$26.7668	(1)
FLS XII	5/6/2026	Sale	473	$26.7668	(1)
FLSPF	5/19/2026	Sale	2,048,592	$26.7815	(2)
FLS X	5/19/2026	Sale	701,880	$26.7815	(2)
FLS XI	5/19/2026	Sale	238,765	$26.7815	(2)
FLS XII	5/19/2026	Sale	10,763	$26.7815	(2)

(1)

These shares were sold in multiple transactions at prices ranging from $26.76 to $26.785, inclusive. The Reporting Person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price.

(2)

These shares were sold in multiple transactions at prices ranging from $26.77 to $26.825, inclusive. The Reporting Person undertakes to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price.